UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

FFD Financial Corporation
(Exact name of registrant as specified in its charter)

Ohio	0-27916	34-1821148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Wooster Avenue, Dover, Ohio  44622
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (330) 364-7777

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 29, 2012, FFD Financial Corporation (the “Corporation”) notified The NASDAQ Stock Market LLC (“NASDAQ”) of its intention to file with the Securities and Exchange Commission (the “SEC”) on June 8, 2012, a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby effecting the delisting of the outstanding common shares, no par value, of the Corporation (the “Shares”) from NASDAQ and the deregistration of the Shares under Section 12(b) of the Exchange Act. Upon the effectiveness of the delisting under this Form 25 filing, the Corporation will file a Form 15 with the SEC to suspend its duty to file reports under Sections 13 and 15(d) of the Exchange Act and to deregister its Shares under Section 12(g) of the Exchange Act. A copy of the press release announcing the Corporation’s intention to delist and deregister the Shares is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

(a) – (c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description

99	Press Release of FFD Financial Corporation dated May 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FFD FINANCIAL CORPORATION

By:	/s/ Robert R. Gerber
Robert R. Gerber
Senior Vice President, Chief Financial Officer and Treasurer

Date:  May 29, 2012